Exhibit 5.1

Nicholas J. Chulos	8750 West Bryn Mawr Avenue
Executive Vice President, Chief Legal Officer	Suite 1300
and Corporate Secretary	Chicago, Illinois 60631

May 28, 2026

Old National Bancorp

One Main Street

Evansville, IN 47708

Ladies and Gentlemen:

The undersigned is providing this opinion as Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National Bancorp, an Indiana corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 9,000,000 shares of common stock, without par value, of the Company (the “Securities”), that may be issued under the Company’s 2026 Equity Compensation Plan. In rendering this opinion letter, I have examined such corporate records, certificates and other documents, and have considered such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is my opinion that, when the Registration Statement has become effective under the Act, the terms of the issuance of the Securities have been duly established in conformity with the Company’s Fifth Amended and Restated Articles of Incorporation, as amended, and the Securities have been duly issued as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Indiana, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President,
Chief Legal Officer and Corporate Secretary